Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED (1)

Bermuda
Ceval Holdings Ltd.
Greenleaf, Ltd.
Bunge Finance Limited
Serrana Holdings Limited
Bunge Global Markets, Ltd.
Brunello Ltd.
Bunge Ventures Ltd
IVOPHL - Integrated Vegetable Oils and Proteins Holdings, Ltd.

Cayman Islands
Bunge International Commerce Ltd.
Climate Change Capital International Limited
China Baldrick Investment Holding Limited

British Virgin Islands
Bunge Investment Management Limited
CCC International Holdings Limited
Baldrick Holdings Limited
Allied Trend Limited

United States of America
Bunge North America, Inc.
Bunge Milling, Inc.
The Crete Mills, Inc.
Bunge Holdings North America, Inc.
Bunge North America Capital, Inc.
Bunge Mextrade, L.L.C.
Bunge Oils, Inc.
Bunge North America (East), L.L.C.
Bunge North America (OPD West), Inc.
EGT, LLC
Bunge Foundation
Bunge Milling, LLC
Bunge Milling (Southwest), Inc.
Bunge Chevron Ag Renewables LLC
Bunge Chicago, Inc.
Bunge Global Markets, Inc.
Bunge Latin America, LLC
Bunge Management Services Inc.
Bunge N.A. Holdings, Inc.
Bunge Finance North America, Inc.
Bunge Funding, Inc.
Bunge Asset Funding Corp.
Bunge Limited Finance Corp.
Bunge Canada Investments, Inc.
Bunge Global Innovation, LLC

Bunge Mexico Holdings, Inc.
Loders Croklaan USA, LLC
Bunge Central America, LLC

Canada
Bunge of Canada Ltd.
CF Oils Investments Inc.
Bunge Canada
Bunge Grain of Canada Inc.
Bunge Canada Holdings I Inc.
Bunge Canada Holdings IV Inc.
Loders Croklaan Canada Inc.
Tirem Holdings Limited Partnership
Tirem Holdings Inc
Tirem Holdings GP Inc
Bunge Ventures Canada GP Inc.
Bunge Ventures Canada II Limited Partnership
Bunge General Partner Inc.
Bunge ETWO Limited Partnership

Mexico
Controladora Bunge, S.A. de C.V.
Servicios Bunge, S.A. de C.V.
Molinos Bunge, S.A. de C.V.
Bunge Agronegocios Mexico SA de C.V.

Argentina
Terminal Bahia Blanca S.A.
Fertimport S.A.
Bunge Argentina S.A.
Bunge Inversiones S.A.
Bunge Minera S.A.
Terminal de Fertilizantes Argentinos SA

Brazil
Bunge Fertilizantes S.A.
Ramata Empreendimentos e Participações S.A.
Monteverde Agro-energetica S.A.
Monte Dourado Agropecuária S.A.
Bunge Alimentos S.A
VBS Finance Holding S.A.
Fertimport S.A.
Terminal Maritimo do Guaruja S.A. (TERMAG)
Loders Croklaan Latin America Comercio de Gorduras e Oleos Vegetais Ltda
Vector Transportes e Tecnologia S.A.
Libertadores Participações S.A.
B-Tech Soluções Digitais

Uruguay
Bunge Agritrade S.A.
Bunge Uruguay Agronegocios S.A.

Peru
Bunge Peru S.A.C.

Chile
Bunge Chile S.p.A.

Paraguay
Bunge Paraguay S.A.

Guatemala
BCA Servicios, S.A.
BLA Servicios, S.A.

Colombia
Bunge Colombia S.A.S.

Australia
Bunge Agribusiness Australia Pty. Ltd.
Bunge Grain Services (Bunbury) Pty. Ltd.
Bunge Grains Services (Geelong) Pty. Ltd.

Southeast Asia
Bunge Asia Pte. Ltd.
PT. Bunge Agribusiness Indonesia
Bunge Agribusiness (M) Sdn. Bhd.
Bunge (Thailand) Ltd.
Grains and Industrial Products Trading Pte. Ltd.
Bunge Agribusiness Philippines Inc.
Bunge Subic Bay Trading Company Inc.
Bunge Loders Croklaan Oils Sdn Bhd
Bunge Lipid Enzymtec Sdn Bhd
Bunge Investment Singapore Pte. Ltd

China
Bunge (Shanghai) Management Co., Ltd.
Bunge Sanwei Oil & Fat Co., Ltd.
Bunge (Nanjing) Grains and Oils Co.,Ltd.
Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.
Bunge (Taixing) Grains and Oils Co. Ltd.
Long Great (Hong Kong) Ltd
Bunge (Dongguan) Grains and Oils Co., Ltd
Bunge (Tianjin) Management Service Co., Ltd
Qinyuan (Tianjin) Business Consulting CO., LTD
Bunge (Tianjin) Foods Co., Ltd.
Bunge Loders Croklaan Edible Oils (HK) Limited
Bunge Loders (Shanghai) Trading Co. Ltd.
Bunge Loders (Xiamen) Oils Technology, Co. Ltd

Mauritius
Bunge Mauritius Ltd
Bunge Mauritius Holdings Limited

India
Bunge India Private Limited

Vietnam
Baria Joint Stock Company of Services for Import Export of Agro-forestry Products and Fertilizers

Japan
Bunge Japan K.K.

United Kingdom
Bunge Corporation Ltd.
Bunge London Ltd.
Bunge UK Limited
Credit and Trading Company Limited
Climate Change Holdings Limited

Spain
Bunge Iberica S.A.U.
Bunge Investment Iberica S.L.U.
Moyresa Girasol S.L.U.
Biodiesel Bilbao S.L.
Bunge Iberica Finance S.L.U.

France
Bunge France S.A.S.
Bunge Holdings France S.A.S.
SSI Logistics

Holland
Koninklijke Bunge B.V.
Bunge Holdings B.V.
Bunge Brazil Holdings B.V.
Bunge Finance Europe B.V.
Bunge Netherlands B.V.
Bunge Loders Croklaan Nutrition B.V.
Bunge Loders Croklaan B.V.
Bunge Loders Croklaan USA B.V.
Bunge Loders Croklaan Group B.V.
Bunge Ventures B.V.

Switzerland
Bunge S.A.
Vector Business Services Holdings S.A.
Bunge Global S.A.
Ecoinvest Carbon S.A.
Bunge Emissions Holdings S.A.R.L.

Germany
Bunge Handelsgesellschaft m.b.H.
Bunge Deutschland G.m.b.H.
Teutoburger Margarinewerke GmbH

Walter Rau Lebensmittelwerke G.m.b.H
Butella-Werk G.m.b.H.
Walter Rau Neusser Ol und Fett AG
Westfälische Lebensmittel werke Lindemann GmbH & Co. KG

Italy
Bunge Italia S.p.A.

Turkey
Bunge Gida Sanayi ve Ticaret A.S.

Hungary
Bunge ZRT

Portugal
Bunge Iberica Portugal, S.A.

Austria
Bunge Austria G.m.b.H.

Poland
Bunge Polska Sp. z o.o.
ZTK Property Management Sp. z o.o.

Russia
LLC Bunge CIS

Ukraine
PJSC DOEP
Suntrade S.E.
LLC ElevatorTrade
Greentour-Ex LLC
LLC Unitrans
LLC European Transport Stevedoring Company
New European Company LLC
Mykolayivskyy Perevantazhuvalnyy Complex LLC

Bulgaria
Kaliakra A.D.

Romania
Bunge Romania SRL
Bunge Biocombustibil SRL

Cyprus
Bunge Cyprus Limited

Finland
Bunge Finland OY

Egypt
Bunge Egypt Agriculture SAE

Bunge Egypt Import & Export SAE
Bunge Loders Croklaan Speciality Fats Trade LLC
Loders Croklaan for Oils S.A.E.

South Africa
Bunge ZA (Pty) Ltd.

East Africa
Bunge East Africa Ltd.

United Arab Emirates
Universal Mercantile and Trading DMCC

West Africa
Bunge Loders Croklaan Burkina Faso S.A.R.L
Bunge Loders Croklaan (Ghana) Ltd.
Bunge Loders Croklaan Industries Limited

(1)Includes entities in which Bunge Limited has a direct or indirect 50% ownership or greater, and consolidates for financial reporting purposes. The preceding list may omit certain subsidiaries that, as of December 31, 2022, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.